UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 2, 2007

FIRSTCITY FINANCIAL

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

033-19694	76-0243729
(Commission File Number)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712
(Address of principal executive offices and zip code)

(2541) 761-2800
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 3, 2007, FirstCity Financial Corporation (the “Company”) issued a press release announcing that the Company received a notification on August 2, 2007 from The Nasdaq Stock Market that the Nasdaq Listing Qualification Panel has determined that the Company has demonstrated compliance with all Nasdaq Marketplace rules.

The filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 (which was filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2007) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (which was filed with the SEC on July 24, 2007), had been delayed pending the conclusion of an independent investigation by the Audit Committee of the Company’s Board of Directors, as previously disclosed on March 13 and July 6, 2007.

The Company is now current with all of its required filings with the SEC.  As a result, Nasdaq has informed the Company that the Company’s securities will continue to be listed on The Nasdaq Stock Market.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is furnished herewith:

Exhibit 99.1 - Press release dated August 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: August 3, 2007	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 3, 2007